Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On February 21, 2024 (the “Closing”), pursuant to the Asset Purchase Agreement dated as of February 21, 2024 (the “Asset Purchase Agreement”), by and between BuzzFeed Media Enterprises, Inc., a wholly-owned subsidiary of BuzzFeed, Inc. (the “Company” or “BuzzFeed”) and Commerce Media Holdings, LLC (the “Purchaser”), the Company sold certain assets relating to BuzzFeed’s businesses operating under the brand names “Complex,” “Complex Networks,” and related sub-brands (such businesses, “Complex Networks,” and the sale of Complex Networks, the “Transaction”). Pursuant to the Asset Purchase Agreement, the Purchaser acquired the Complex Networks business for $108.6 million in cash. Upon the Closing, the Company and the Purchaser entered into a transition services agreement (the “TSA”) pursuant to which the Company will provide certain specified transition services on the terms and subject to the conditions set forth in the TSA. The transition services provided under the TSA commenced on the Closing and will run for the periods of time set forth in the schedules to the TSA, unless earlier terminated. The Asset Purchase Agreement is attached as an exhibit to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 21, 2024.
Upon the Closing, in connection with and using the proceeds from the Transaction, the Company was required to repay (i) approximately $30.9 million to the holders of the Company’s $150.0 million unsecured convertible notes due 2026 and (ii) approximately $33.8 million outstanding under the Company’s three-year $50.0 million revolving and standby letter of credit facility (the “Credit Facility”), plus (i) accrued and unpaid interest of $0.7 million, (ii) an early termination fee of $0.5 million, and (iii) a standby letter of credit fee of $0.5 million (the $33.8 million approximates the amount of revolving debt outstanding as of September 30, 2023 and the outstanding letters of credit will be cash collateralized in an amount of $17.1 million). In connection with the Closing, the Company also intends to amend the indenture governing the convertible notes to provide 95% of the net proceeds from future asset sales must be used to repay the convertible notes. Additionally, the Company terminated the Credit Facility (the “Credit Facility Termination”) at Closing concurrently with the repayment of the loans thereunder and paid a termination fee of $0.5 million.
Complex Networks was also released as a guarantor pursuant to the existing subscription agreements entered into by the Company in June 2021. See Note 9 to the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2023, filed with the SEC on November 3, 2023, for further details about the Company’s convertible notes and credit facility.
Upon the Closing, the Company entered into a space sharing agreement with the Purchaser whereby the Purchaser will license a portion of the Company’s office space in New York, New York. This agreement commenced on the Closing and expires on June 30, 2025, unless terminated earlier in accordance with the space sharing agreement. The Company received a one-time, upfront license payment of approximately $2.8 million. The Purchaser will be responsible for certain operating expenses.
The following unaudited pro forma condensed consolidated financial information reflects certain known impacts of the Transaction. The unaudited pro forma condensed consolidated statement of operations presents Complex Networks as discontinued operations for the nine months ended September 30, 2023, and for the year ended December 31, 2022, in a manner consistent with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 205-20, Discontinued Operations, as if the Transaction occurred on January 1, 2022. The unaudited pro forma condensed consolidated balance sheet presents Complex Networks as a discontinued operation as of September 30, 2023, as if the Transaction occurred on September 30, 2023. All adjustments shown on the unaudited pro forma consolidated financial information are transaction accounting adjustments. After the date of the Transaction, the historical financial results of Complex Networks will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. Generally Accepted Accounting Principles for all periods presented through the Transaction date, effective with the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
The Company acquired Complex Networks on December 3, 2021, and therefore full unaudited pro forma condensed consolidated financial information is not meaningful for the year ended December 31, 2021 and is omitted herein. For the year ended December 31, 2021, on an as-reported basis, the Company’s consolidated revenue and net income was $397.6 million and $25.9 million, respectively, of which Complex Networks contributed revenues of $13.8 million and contributed a net loss of $1.5 million. For the year ended December 31, 2021, excluding the impact of Complex Networks and on an as-reported basis, the Company's revenue and net income was $383.8 million and $27.4 million, respectively.
The following unaudited pro forma condensed consolidated financial information has been derived from the Company’s historical consolidated financial statements and reflects certain assumptions and adjustments that management believes are reasonable under the circumstances and given the information available at this time. The unaudited pro forma condensed consolidated financial information reflects other adjustments that, in the opinion of management, are necessary to state fairly the pro forma financial position and results of operations as of and for the periods indicated. However, such adjustments are estimates and actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information is for illustrative purposes only, does not necessarily reflect what BuzzFeed’s financial position and results of operations would have been had the Closing occurred on the dates indicated, does not necessarily indicate of BuzzFeed’s future financial position and results of operations, and does not reflect all actions that may be taken by BuzzFeed after the Closing. Additionally, the unaudited pro forma condensed consolidated financial information does not consider any cost savings, operating synergies, or additional costs that may be incurred to achieve such synergies, or otherwise incurred, after completing the Transaction.
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The transaction accounting adjustments to reflect the Transaction include but are not limited to:

•the separation of the operations and transferred assets and liabilities related to Complex Networks from BuzzFeed and the transfer of those assets to Purchaser reflected in the “Discontinued Operations of Complex Networks” column;
•the impact of, and transactions contemplated by, the Asset Purchase Agreement and the TSA;
•the repayment of (i) approximately $30.9 million to the holders of the $150.0 million unsecured convertible notes due 2026 and (ii) approximately $33.8 million outstanding under the Company’s three-year $50.0 million revolving and standby letter of credit, together with accrued interest and certain fees thereon (the $33.8 million approximates the amount of revolving debt outstanding as of September 30, 2023, and the outstanding letters of credit will be cash collateralized in an amount of $17.1 million), with the proceeds from the Transaction; and
•the Credit Facility Termination.

The following unaudited pro forma condensed consolidated financial information should be read in conjunction with BuzzFeed’s historical consolidated financial statements and accompanying notes included in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2023, filed with the SEC on November 3, 2023, and Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 16, 2023. The unaudited pro forma condensed consolidated financial information constitutes forward-looking information, is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated, and should be read in conjunction with the accompanying notes thereto.

BUZZFEED, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2023
(Dollars and shares in thousands, except per share amounts)

		Transaction Accounting Adjustments
	BuzzFeed (Historical)	Discontinued Operations of Complex Networks (a)	Pro Forma Adjustments	Notes	Pro Forma BuzzFeed
Assets
Current assets
Cash and cash equivalents	$42,470	$—	$108,575	(b)	$78,061
			(4,525)	(b)
			(30,900)	(c)
			(35,501)	(d)
			(2,058)	(e)
Accounts receivable, net	60,817	—	—		60,817
Prepaid expenses and other current assets	24,320	—	—		24,320
Total current assets	127,607	—	35,591		163,198
Property and equipment, net	13,415	—	—		13,415
Right-of-use assets	51,162	—	—		51,162
Capitalized software costs, net	22,110	—	—		22,110
Intangible assets, net	109,941	(82,183)	—		27,758
Goodwill	91,632	(34,070)	—		57,562
Prepaid expenses and other assets	15,340	—	(344)	(e)	14,996
Total assets	$431,207	$(116,253)	$35,247		$350,201

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$41,610	$—	$(2,058)	(e)	39,552
Accrued expenses	17,713	—	—		17,713
Deferred revenue	8,273	—	—		8,273
Accrued compensation	14,724	—	—		14,724
Current lease liabilities	21,312	—	—		21,312
Other current liabilities	4,171	—	1,281	(f)	5,452
Total current liabilities	107,803	—	(777)		107,026
Noncurrent lease liabilities	43,424	—	—		43,424
Debt	157,061	—	(25,384)	(c)	97,840
			(33,837)	(d)
Derivative liability	30	—	(6)	(c)	24
Warrant liabilities	489	—	—		489
Other liabilities	445	—	—		445
Total liabilities	309,252	—	(60,004)		249,248

Commitments and contingencies

Stockholders’ equity
Class A Common stock	14	—	—		14
Class B Common stock	1	—	—		1
Additional paid-in capital / Parent's company net investment	721,980	(116,253)	104,050	(b), (g)	708,496
			(1,281)	(f)
Accumulated deficit	(600,748)	—	(5,510)	(c)	(608,266)
			(1,664)	(d)
			(344)	(e)
Accumulated other comprehensive loss	(1,776)	—	—		(1,776)
Total BuzzFeed, Inc. stockholders’ equity	119,471	(116,253)	95,251		98,469
Noncontrolling interests	2,484	—	—		2,484
Total stockholders’ equity	121,955	(116,253)	95,251		100,953
Total liabilities and stockholders' equity	$431,207	$(116,253)	$35,247		$350,201

BUZZFEED, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2023
(Dollars and shares in thousands, except per share amounts)

		Transaction Accounting Adjustments
	BuzzFeed (Historical)	Discontinued Operations of Complex Networks (a)	Pro Forma Adjustments	Notes	Pro Forma BuzzFeed
Revenue	$218,353	$(41,339)	$—		$177,014
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	137,687	(29,616)	—		108,071
Sales and marketing	39,736	(9,447)	—		30,289
General and administrative	62,438	(1,521)	—		60,917
Research and development	10,594	(802)	—		9,792
Depreciation and amortization	24,503	(8,107)	—		16,396
Total costs and expenses	274,958	(49,493)	—		225,465
Loss from operations	(56,605)	8,154	—		(48,451)
Other expense, net	(4,362)	—	2,250	(h)	(2,112)
Interest expense, net	(16,953)	5,135			(11,818)
Change in fair value of warrant liabilities	(94)	—	—		(94)
Change in fair value of derivative liability	150	—	(31)	(c)	119
Loss before income taxes	(77,864)	13,289	2,219		(62,356)
Income tax provision	165	—	—		165
Net loss	(78,029)	13,289	2,219		(62,521)
Net loss attributable to noncontrolling interests	(470)	—	—		(470)
Net loss attributable to BuzzFeed, Inc.	$(77,559)	$13,289	$2,219		$(62,051)

Net loss per Class A, Class B, and Class C common share:
Basic and diluted	$(0.54)				$(0.44)
Weighted average common shares outstanding:
Basic and diluted	142,585				142,585

BUZZFEED, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(Dollars and shares in thousands, except per share amounts)

		Transaction Accounting Adjustments
	BuzzFeed (Historical)	Discontinued Operations of Complex Networks (a)	Pro Forma Adjustments	Notes	Pro Forma BuzzFeed
Revenue	$436,674	$(94,120)	$—		$342,554
Costs and Expenses
Cost of revenue, excluding depreciation and amortization	261,815	(67,467)	—		194,348
Sales and marketing	71,262	(23,969)	—		47,293
General and administrative	117,734	(6,297)	—		111,437
Research and development	30,597	(2,642)	—		27,955
Depreciation and amortization	35,073	(10,810)	—		24,263
Impairment expense	104,500	(38,036)	—		66,464
Total costs and expenses	620,981	(149,221)	—		471,760
Loss from operations	(184,307)	55,101	—		(129,206)
Other expense, net	(3,076)	14,261	3,000	(h)	12,521
			(1,664)	(d)
Interest expense, net	(21,155)	5,564	(5,516)	(c)	(21,107)
Change in fair value of warrant liabilities	4,543	—	—		4,543
Change in fair value of derivative liability	4,695	—	(961)	(c)	3,734
Loss before income taxes	(199,300)	74,926	(5,141)		(129,515)
Income tax provision	2,026	—	—		2,026
Net loss	(201,326)	74,926	(5,141)		(131,541)
Net income attributable to the redeemable noncontrolling interest	164	—	—		164
Net loss attributable to noncontrolling interests	(533)	—	—		(533)
Net loss attributable to BuzzFeed, Inc.	$(200,957)	$74,926	$(5,141)		$(131,172)

Net loss per Class A, Class B, and Class C common share:
Basic and diluted	$(1.45)				$(0.95)
Weighted average common shares outstanding:
Basic and diluted	138,148				138,148

BUZZFEED, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

    The unaudited pro forma condensed consolidated financial information reflects the following adjustments:
(a)    The information in the “Discontinued Operations of Complex Networks” column in the unaudited condensed consolidated pro forma balance sheet is derived from the Company’s unaudited condensed consolidated financial information and the related accounting records as of September 30, 2023, adjusted to include certain assets and liabilities that have been disposed of and transferred to the Purchaser pursuant to the Asset Purchase Agreement, and to exclude certain assets and liabilities related to Complex Networks that will be retained by the Company in connection with the Transaction.
    The information in the “Discontinued Operations of Complex Networks” column in the unaudited condensed consolidated pro forma statements of operations is derived from the Company’s unaudited condensed consolidated financial information and the related accounting records for the periods presented and reflects the elimination of the historical operating results of Complex Networks. Certain advertising revenue and costs of sales include the delivery of advertising campaigns across BuzzFeed’s websites and brands. A portion of revenue and costs of sales from these aforementioned campaigns were allocated to the historical operating results of Complex Networks as follows: third-party revenue of $5.4 million and third-party cost of sales of $0.5 million for the nine months ended September 30, 2023, which will not be retained in BuzzFeed's continuing operations post-Closing. Allocated third-party revenue and cost of sales to Complex Networks for the year ended December 31, 2022 were insignificant. Also included in the “Discontinued Operations of Complex Networks” column is interest expense associated with the debt that was not assumed by the Purchaser but was required to be repaid as part of the Transaction, including the amortization of deferred debt discount and issuance costs. Excluded from the historical operating results of Complex Networks are certain general corporate overhead expenses that were allocated to Complex Networks’ operations but are not specifically identifiable as costs of Complex Networks. Such general corporate overhead expenses, which totaled $8.1 million and $14.5 million for the nine months ended September 30, 2023 and for the year ended December 31, 2022, respectively, do not meet the criteria to be presented in discontinued operations and will be presented as part of BuzzFeed’s continuing operations.
The unaudited condensed consolidated pro forma financial statements reflect an adjustment of $14.3 million to the disposal group of Complex Networks to the lower of the carrying amount or fair value less costs to sell. The non-recurring loss on disposition of $14.3 million, presented within Other expense, net, is included in the unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 2022, as if the Transaction occurred on January 1, 2022. The fair value of the disposal group was determined using market participant assumptions. The ultimate disposition of such assets could result in material changes from the unaudited pro forma condensed consolidated financial information.
Discontinued Operations of Complex Networks does not necessarily reflect what Complex Networks’ results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations.
(b)    Represents the net cash of $104.1 million received in connection with the Transaction, which consists of the gross proceeds of $108.6 million pursuant to the Asset Purchase Agreement less the estimated payment of approximately $4.5 million of transaction closing costs that are non-recurring in nature. The transaction closing costs include incremental costs incurred by BuzzFeed including, but not limited to, banking fees, legal fees, and advisory fees that are directly attributable to the Transaction but are not reflected in the unaudited pro forma condensed consolidated statements of operations.
(c)    Represents the repayment of approximately $30.9 million of the $150.0 million unsecured convertible notes due 2026 by utilizing gross cash proceeds from the Transaction. The unaudited pro forma condensed consolidated balance sheet adjustments reflect the proportionate removal of the associated unamortized debt discount and issuance costs of $5.5 million and the derivative liability of $6,000 (actual dollars) outstanding as of September 30, 2023.
The corresponding adjustments to change in fair value of derivative liability in the unaudited pro forma condensed consolidated statements of operations of $31,000 (actual dollars) for the nine months ended September 30, 2023 and $1.0 million for the year ended December 31, 2022, is reflected as if such debt had been repaid on January 1, 2022.
(d)    Represents the repayment of approximately $33.8 million outstanding under the Company’s three-year $50.0 million revolving and standby letter of credit facility, plus (i) accrued and unpaid interest of $0.7 million, (ii) an early termination fee of $0.5 million, and (iii) a standby letter of credit fee of $0.5 million (the $33.8 million approximates the amount of revolving debt outstanding as of September 30, 2023, by utilizing gross cash proceeds from the Transaction. The payment of the accrued and unpaid interest, early termination fee, and standby letter of credit fees are reflected as if such payments had been made on January 1, 2022. The outstanding letters of credit will be cash collateralized in an amount of $17.1 million, and as of the date hereof, the cash collateralization may result in restricted cash classification.
(e)    Reflects the cash settlement of $2.1 million of certain accrued legal fees incurred in the Company’s historical financial statements as of September 30, 2023 in which the Company is obligated to settle the balance outstanding as of the Closing pursuant to a legal service agreement. Of the $2.1 million, approximately $0.3 million were capitalized as deferred offering costs in the Company’s historical financial statements.
(f)    Reflects the estimated non-recurring tax impact on the disposal, estimated using the federal statutory income tax rate of 21%, adjusted for permissible tax attributes, and the blended effective state tax rate of approximately 1%. The estimated tax payments of $1.3 million have been accrued for in “Other current liabilities” in the unaudited pro forma condensed consolidated balance sheet as of September 30, 2023. The tax impacts on the pro forma adjustments were insignificant. Upon Closing, the ultimate disposition of such assets and the resulting tax impact and associated taxes recognized on the Transaction could result in material changes from the unaudited pro forma condensed consolidated financial information.
(g)    A pro forma loss on disposal is calculated as outlined in the table below. The pro forma loss on disposal is based on information within Complex Networks’ unaudited pro forma condensed consolidated historical balance sheet as of September 30, 2023. The actual loss on disposal will be based on Complex Networks’ historical balance sheet information as of the Closing and may differ significantly. The pro forma loss on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations.

Cash purchase price per the Asset Purchase Agreement (see Note (b))	$108,575
Less: estimated transaction-related expenses per Note (b)	(4,525)
Net proceeds	104,050
Less: Complex Networks’ net assets (see Note (a))	(116,253)
Estimated income taxes (see Note (f))	(1,281)
Pro forma loss on disposal	$(13,484)
(h)    Reflects the estimated income of $2.3 million and $3.0 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively, to capture effects of the TSA that provides for the performance of certain services by the Company to the Purchaser for a period of time post-separation.